WARRANT EXCHANGE AGREEMENT

WARRANT EXCHANGE AGREEMENT, dated as of September 8, 2008 (this “Agreement”), by and between PURE BIOFUELS CORP., a Nevada corporation (the “Company”), and YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) (“PURCHASER”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement, dated as of April 19, 2007 (the “Purchase Agreement”), by and between the Company and the Buyers listed on Schedule I thereto.

WITNESSETH:

WHEREAS, PURCHASER is a holder of (i) Warrant No.: PBOF-1-1 (the “July Warrant”) to purchase 704,082 shares of Common Stock at an exercise price of $0.60 and (ii) Warrant No.: PBOF-1-2 to purchase 704,082 shares of Common Stock at an exercise price of $0.60 (the “April Warrant” and together with the July Warrant, the “Warrants”);

WHEREAS, PURCHASER desires, for valid business reasons, to consummate an exchange of the Warrants pursuant to the terms hereof;

WHEREAS, the Company has determined that it is in its best interest to recapitalize its capital structure through the exchange of the Warrants pursuant to the terms hereof as a plan of reorganization; and

WHEREAS, for Federal income tax purposes, it is intended that this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement to Exchange. PURCHASER and the Company agree that PURCHASER shall exchange all of the Warrants for 938,776 shares of Common Stock (the “Exchange Shares”). Upon issuance of the Exchange Shares to PURCHASER, the Warrants will be null and void and of no further force or effect. The parties agree to issue the Exchange Shares in the name of the PURCHASER.

2. Surrender of Warrant Certificates. Concurrently with the execution of this Agreement and the issuance of the Exchange Shares, PURCHASER shall surrender the Warrants it holds in certificated form to the Company, upon which surrender PURCHASER shall be deemed to be the holder of record of the Exchange Shares.

3. Issuance of Exchange Shares. Upon surrender by PURCHASER of the Warrants it holds in certificated form pursuant to Section 2 hereof, the Company agrees to adopt this plan of reorganization and shall issue and deliver to PURCHASER the Exchange Shares issuable to PURCHASER pursuant to this Agreement, registered in the name of PURCHASER with the Transfer Agent.

4. Registration Rights. The Company and PURCHASER agree that the Exchange Shares shall constitute “Registrable Securities” under the Registration Rights Agreement.

5. Representations and Warranties of the Company. In order to induce PURCHASER to enter into this Agreement, the Company hereby represents and warrants to and agrees with PURCHASER that:

(i) All Exchange Shares shall, when issued in exchange for the Warrants, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances and preemptive or similar rights, and shall not be in violation of the Company’s Certificate of Incorporation or Bylaws or any applicable law.

(ii) The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(iii) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental authority is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the Company in connection with (a) the execution, delivery and performance of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, or (c) the issuance of the Exchange Shares to PURCHASER and the registration of the Exchange Shares with the Transfer Agent.

(iv) Neither the execution, delivery or performance by the Company of this Agreement, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any encumbrance, upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which Company or any of its subsidiaries is a party or by which it or any of the Company or any of its subsidiaries or property or assets is bound or to which the Company or any of its subsidiaries may be subject, or (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any of its subsidiaries.

(v) (a) Upon issuance of the Exchange Shares, the authorized capital stock of the Company will consist solely of 250,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 172,374,699 shares of Common Stock (assuming no additional exercises of existing stock options described in Schedule 4.7 to this Agreement) and no shares of preferred stock will be issued and outstanding, no shares are held in treasury and 69,745,250 shares of Common Stock (such amount does not include any shares, warrants or other convertible or exchangeable securities that may be issued pursuant to the Agreement and Plan of Merger, dated as of December 4, 2007, by and among the Company, Pure Biofuels del Peru S.A.C., Interpacific Oil S.A.C. and certain Target Stockholders identified therein, as amended on January 23, 2008 (the “Merger Agreement”)) will be reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Exchange Shares). Schedule 4.7 to this Agreement sets forth the capitalization of the Company as of the issuance of the Exchange Shares.

(b)  Except as set forth on Schedule 4.7 to this Agreement, as of the date of this Agreement, there are and upon issuance of the Exchange Shares there will be (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company or any subsidiary, and (ii) no restrictions upon, or contracts or understandings of the Company or any subsidiary, or, to the knowledge of the Company, contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of capital stock of the Company or any subsidiary.

(vi) No agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

6. Representations and Warranties of PURCHASER. PURCHASER represents and warrants to the Company that:

(i) PURCHASER has the power to execute, deliver and perform its obligations under this Agreement and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby. No other proceedings on the part of PURCHASER are necessary for such authorization, execution, delivery and consummation. PURCHASER has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution, delivery and performance by PURCHASER of this Agreement does not and will not (a) violate any organizational document of PURCHASER, (b) contravene any material applicable law, (c) require any consent of any governmental authority or other Person, except where the failure to obtain such consent would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of PURCHASER to perform its obligations under this Agreement, or (d) constitute a default under any contract binding upon PURCHASER, except for any such defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of PURCHASER to perform its obligations under this Agreement.

(iii) PURCHASER has not engaged any brokers, finders or agents, and neither the Company has, nor will, incur, directly or indirectly, as a result of any action taken by PURCHASER, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges under this Agreement or the transactions contemplated hereby.

7. Reserved.

8. Reserved.

9. Certain Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Exchange Shares.

10. Incorporation of Provisions from the Purchase Agreement. The provisions of Section 9(a) of the Purchase Agreement are incorporated by reference herein (as if set forth in full in this section) so that this Agreement shall be subject to the terms and provisions of such section of the Purchase Agreement.

11. Waiver; Exercise of Rights and Remedies. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by PURCHASER and the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of the parties hereto.

13. Reorganization. The Company and PURCHASER intend, and shall take the position, that the exchange of the Warrants pursuant to this Agreement should be characterized as a reorganization within the meaning of Section 368(a) of the Code and shall not take any position on any United States tax filing that is inconsistent with such characterization.

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IN WITNESS WHEREOF, PURCHASER and the Company have each duly caused this Agreement to be executed on the day and year first written above.

PURE BIOFUELS CORP.

By: /s/ Luis Goyzueta
Name:  Luis Goyzueta
Title:    Director and CEO

YA GLOBAL INVESTMENTS, L.P.
By:  Yorkville Advisors, LLC
Its:  Investment Advisor

By: /s/ Troy Rillo
Name:  Troy Rillo
Title:    Senior Managing Director